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                                                  Exhibit 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements, which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 1997 relating to the historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties for the year ended December 31, 1996, which appears in the Company's report on Form 8-K/A filed on June 6, 1997.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 11, 1997 relating to the historical schedule of gross revenues and direct lease operating expenses of the HS Properties for the years ended December 31, 1996 and 1995, which appears in the Company's report on Form 8-K/A filed on October 3, 1997.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1998 relating to the historical schedule of gross revenues and direct lease operating expenses of the Amoco Properties for the years ended December 31, 1997 and 1996, which appears in the Company's report on Form 8-K/A filed on April 8, 1998.


                              PricewaterhouseCoopers LLP



Tulsa, Oklahoma
June 30, 1999